Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

Equity Bancshares, Inc. Announces First Quarter Results,

Completes Acquisition of 3 Bank Locations, Revamps Online Banking Platform,

Announces Stock Repurchase Plan and Launches Equity Trust & Wealth Management with Officers in Kansas, Missouri and Oklahoma

WICHITA, Kansas, April 22, 2019 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the quarter ended March 31, 2019, including net loss allocable to common stockholders of $4.1 million, or $0.26 per diluted share.

“In the first quarter our teams deserve credit for successfully upgrading our footprint, our customer experience, and expanding our service capabilities,” said Brad Elliott, Chairman and CEO of Equity.  “We’re pleased to add additional markets in Oklahoma that supplement our Southwest Kansas and Guymon markets.  Our Equity Trust & Wealth Management brand provides another set of financial products that appeal to customers throughout our markets, and we believe our new Equity Bank online banking solution is best in class for banking.  Throughout 2019, these key additions and improvements to our platform will yield additional opportunities for organic growth, business banking, and community banking.  As we continue to review merger opportunities, upgrades and innovations will help us become the bank of choice throughout our four states and beyond.

“In the first quarter, we recorded a $14.5 million provision for loss against a credit relationship.  We will discuss this on our earnings call Tuesday, April 23, 2019.  However, it is important for us to convey we do not believe this represents a systemic trend; rather an isolated individual relationship which is unique to our portfolio.”

On April 18, 2019, the Board of Directors of Equity Bancshares, Inc. authorized the repurchase of up to 1,100,000 shares of our Class A Voting Common Stock, par value $0.01 per share, from time to time, beginning April 29, 2019 and concluding October 30, 2020.  The repurchase program does not obligate us to acquire a specific dollar amount or number of shares and it may be extended, modified or discontinued at any time without notice and is subject to no objection from the Federal Reserve Bank.

On February 8, 2019, Equity completed its acquisition of two bank locations in Guymon, Oklahoma, and one bank location in Cordell, Oklahoma, from MidFirst Bank of Oklahoma City, Oklahoma (“MidFirst”).  The acquisition added total assets of $98.6 million, which included total loans of $6.5 million.  There were total deposits of $98.5 million assumed at the time of the acquisition.  Results of operations of the MidFirst acquisition are included in Equity’s 2019 results of operations subsequent to the acquisition.

Notable Items:

•

Net loss before taxes for the first quarter of 2019 was $5.2 million, or $0.33 per diluted share, compared to net income before taxes of $11.2 million, or $0.75 per diluted share, for the same time period in 2018.  Net loss before taxes, adjusted to exclude merger expense, was $4.6 million, or $0.29 per diluted share, for the first quarter of 2019, compared to net income before taxes, adjusted to exclude merger expense of $11.8 million, or $0.79 per diluted share, for the first quarter of 2018.

•	Stated diluted loss per share in the first quarter of 2019 was $0.26. Merger expenses, adjusted for estimated income tax, were $487 thousand in the first quarter of 2019, or $0.03 per diluted share.
•

Net loss allocable to common stockholders, adjusted for the identified specific provision, results in $7.2 million of net income allocable to common stockholders, or $0.45 per diluted share in the first quarter of 2019, compared to 2018 first quarter net income allocable to common stockholders of $8.7 million, or $0.58 per diluted share.

•

Net loss allocable to common stockholders, adjusted for identified specific provision and merger expense, results in $7.7 million of net income allocable to common stockholders, or $0.48 per diluted share in the first quarter of 2019, compared to 2018 first quarter net income allocable to common stockholders, adjusted for merger expenses of $9.1 million, or $0.61 per diluted share.

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

Highlights of Equity’s growth include:

•

Total loans held for investment of $2.62 billion at March 31, 2019, as compared to total loans held for investment of $2.58 billion at December 31, 2018.  The increase of $43.6 million includes organic growth of $37.1 million, or 1.4%, and $6.5 million of loans added in the MidFirst acquisition.

•

Total deposits were $3.26 billion at March 31, 2019 compared to $3.12 billion at December 31, 2018.  Signature deposits, including core deposits comprised of checking accounts, savings accounts and money market accounts, were $2.22 billion at March 31, 2019, compared to $2.12 billion at December 31, 2018.  Organic signature deposit growth was 2.7% for the quarter.  In addition, the MidFirst acquisition added total deposits of $98.5 million.

•	Total assets of $4.07 billion at March 31, 2019, compared to $4.06 billion at December 31, 2018. The MidFirst acquisition added total assets of $98.6 million.
•	Book value per common share of $28.66 at March 31, 2019 and $28.87 at December 31, 2018. Tangible book value per common share of $18.55 at March 31, 2019 and $19.08 at December 31, 2018.

Financial Results for Quarter Ended March 31, 2019

Net loss allocable to common stockholders was $4.1 million for the three months ended March 31, 2019, as compared to a net income allocable to common stockholders of $8.7 million for the three months ended March 31, 2018, a decrease of $12.8 million, principally related to the non-typical specific impairment.

Diluted loss per share was $0.26 for the three months ended March 31, 2019, as compared to diluted income per share of $0.58 for the comparable period of 2018.  Weighted average common shares were 15,804,508 and 14,611,379 for the three months ended March 31, 2019 and 2018.  Weighted average fully diluted shares were 16,066,700 and 14,894,180 for the three months ended March 31, 2019 and 2018.  The increase in weighted average fully diluted shares reflects the issuance of 1,164,912 shares in connection with Equity’s May 2018 mergers with Kansas Bank Corporation (“KBC”), based in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), based in Blue Springs, Missouri.

Net interest income was $30.6 million for the three months ended March 31, 2019, as compared to $27.8 million for the three months ended March 31, 2018, a $2.9 million, or 10.3% increase.  The additional net interest income was primarily driven by growth in loans and securities balances and, to a lesser extent, an increase in average yield on loans, partially offset by an increase in interest expense as we funded the growth in earning assets with more deposits and borrowings and an overall increase in the average cost of funds.

Our net interest margin was 3.49% for the three months ended March 31, 2019, as compared to 3.91% for the three months ended March 31, 2018.  The decrease in net interest margin was partly due to a reduction in loan fees, additional callable bond premium amortization and the movement to nonaccrual related to a large credit relationship.  Also, our cost of funds has increased primarily due to both retail and public fund deposits.  The cost of retail deposits have increased as the general level of interest rates have risen and from an increased level of market competition for this type of deposit, which are desirable due to their lower level of interest-rate sensitivity.  The cost of public fund deposits have increased due to the level of competition for these deposits, from both other financial institutions and state investment funds, and due to the timing of the investment of these funds in an elevated interest rate environment.

The provision for loan losses was $15.6 million for the three months ended March 31, 2019, reflecting the non-typical specific impairment.  The provision for loan losses was $1.2 million for the three months ended March 31, 2018.  For the three months ended March 31, 2019, we had net charge-offs of $760 thousand, as compared to net charge-offs of $352 thousand for the same period in 2018.

Total non-interest income for the quarter ended March 31, 2019 was $5.3 million, compared to $4.3 million for the quarter ended March 31, 2018.  Increases in service charges and fees and debit card income are principally

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

attributable to the addition of accounts and higher transaction volumes associated with the KBC and Adams mergers.  There were also additional accounts and higher transaction volumes associated with the August 2018 acquisition of City Bank and Trust Company (“City Bank”), based in Guymon, Oklahoma, and the February 2019 acquisition of three MidFirst branches.  Non-interest income includes the increase in value of bank-owned life insurance of $488 thousand and $652 thousand for the three-month periods ended March 31, 2019 and 2018.

Total non-interest expense was $25.5 million for the quarter ended March 31, 2019, compared to $19.6 million for the quarter ended March 31, 2018.  These results reflect the effect of the May 2018 addition of five locations in southwest Kansas plus one location in Blue Springs, Missouri; the August 2018 addition of one location in Guymon, Oklahoma; and the February 2019 acquisition of two additional locations in Guymon, Oklahoma, and one location in Cordell, Oklahoma.  In addition, the results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth and increased data processing costs due to more accounts, higher transaction volumes and our new online banking platform and trust and wealth management infrastructure.  Non-interest expense also includes merger expenses of $639 thousand ($487 thousand after tax) for the three months ended March 31, 2019.  Merger expenses for the three months ended March 31, 2018, totaled $531 thousand ($436 thousand after tax).

Equity’s effective tax rate for the quarter ended March 31, 2019 was 22.1% as compared to 22.5% for the quarter ended March 31, 2018.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense (benefits) have been provided reflect, in addition to statutory tax rates, the levels of tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion to anticipated annual income before income taxes, as well as federal income tax credits anticipated to be available in each annual period.

Loans, Deposits and Total Assets

Loans held for investment were $2.62 billion at March 31, 2019, as compared to $2.58 billion at December 31, 2018, an increase of $43.6 million.  The increase in loans held for investment includes $6.5 million of net loans acquired in the February 2019 MidFirst acquisition plus $37.1 million of organic loan growth.

As of March 31, 2019, Equity’s allowance for loan losses to total loans was 1.01%, as compared to 0.44% at December 31, 2018.  Total reserves, including purchase discounts, to total loans were approximately 1.53% as of March 31, 2019, as compared to 1.02% at December 31, 2018.  Nonperforming assets of $73.0 million as of March 31, 2019, were 1.80% of total assets.  Nonperforming assets at December 31, 2018, were $39.6 million or 0.97% of total assets.

Total deposits were $3.26 billion at March 31, 2019, as compared to $3.12 billion at December 31, 2018.  Total deposits increased $137.4 million between December 31, 2018 and March 31, 2019.  This increase included $98.5 million assumed in the MidFirst acquisition and $38.9 million in organic growth. Signature deposits were $2.22 billion at March 31, 2019, as compared to $2.12 billion at December 31, 2018.

At March 31, 2019, Equity had consolidated total assets of $4.07 billion, as compared to $4.06 billion at December 31, 2018, an increase of $3.6 million.  The increase in total assets includes $98.6 million of total assets acquired in the MidFirst acquisition.

Borrowings and Capital

At March 31, 2019, borrowings totaled $331.2 million, as compared to $464.7 million at December 31, 2018.  The decrease in borrowings was principally due to a $119.9 million pay down in Federal Home Loan Bank advances, largely from growth in deposits, and a $7.0 million pay down on the bank stock loan.

At March 31, 2019, common stockholders’ equity totaled $453.5 million, $28.66 per common share, compared to $455.9 million, $28.87 per common share, at December 31, 2018.  Tangible common equity was $293.5 million and tangible book value per common share was $18.55 at March 31, 2019.  Tangible common equity was $301.3 million

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

and tangible book value per common share was $19.08 at December 31, 2018.  The ratio of common equity tier 1 capital to risk-weighted assets was approximately 10.46% and the total capital to risk-weighted assets was approximately 11.87% at March 31, 2019.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss first quarter 2019 results on Tuesday, April 23, 2019 at 10 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Tuesday, April 23, 2019, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 8667358.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until April 30, 2019, accessible at (855) 859-2056 with conference ID no. 8667358 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2019 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Media Contact:

John J. Hanley

SVP, Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Investor Contact:

Jacob Willis

Investor Relations Officer

Equity Bancshares, Inc.

(316) 779-1675

jwillis@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Quarterly Analysis of Changes in Net Interest Income
•	Table 3. Consolidated Balance Sheets
•	Table 4. Consolidated Statements of Income
•	Table 5. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Statement of Income Data
Net interest income	$30,639	$33,336	$32,755	$30,920	$27,787
Provision for loan losses	15,646	750	1,291	750	1,170
Net gains (losses) from securities transactions	6	5	(4)	(2)	(8)
Other non-interest income	5,318	5,444	5,437	4,594	4,259
Total non-interest income	5,324	5,449	5,433	4,592	4,251
Merger expense	639	938	757	5,236	531
Other non-interest expense	24,904	24,200	22,890	20,739	19,096
Total non-interest expense	25,543	25,138	23,647	25,975	19,627
Income (loss) before income taxes	(5,226)	12,897	13,250	8,787	11,241
Provision for income taxes (benefits)	(1,153)	2,972	2,928	1,920	2,530
Net income (loss)	(4,073)	9,925	10,322	6,867	8,711
Net income (loss) allocable to common stockholders	(4,073)	9,925	10,322	6,867	8,711
Basic earnings (loss) per share	(0.26)	0.63	0.65	0.45	0.60
Diluted earnings (loss) per share	(0.26)	0.62	0.64	0.44	0.58

Balance Sheet Data (at period end)
Available-for-sale securities	$166,355	$168,875	$172,388	$180,238	$174,717
Held-to-maturity securities	749,493	748,356	713,899	665,995	522,021
Gross loans held for investment	2,618,986	2,575,408	2,598,729	2,451,772	2,134,596
Allowance for loan losses	26,340	11,454	11,010	10,083	9,316
Intangible assets, net	159,944	154,665	155,430	146,538	115,032
Total assets	4,065,354	4,061,716	3,931,036	3,712,185	3,176,062
Total deposits	3,260,870	3,123,447	2,821,246	2,635,048	2,368,297
Non-time deposits	2,220,110	2,115,541	1,969,715	1,829,902	1,647,105
Borrowings	331,221	464,676	652,755	631,501	414,415
Total liabilities	3,611,891	3,605,775	3,487,799	3,278,903	2,794,575
Total stockholders’ equity	453,463	455,941	443,237	433,282	381,487
Tangible common equity*	293,519	301,276	287,807	286,744	266,455

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$918,804	$893,642	$860,940	$767,038	$699,055
Total gross loans receivable	2,560,030	2,590,610	2,516,833	2,317,071	2,122,973
Interest-earnings assets	3,560,815	3,578,487	3,457,871	3,158,187	2,883,960
Total assets	3,926,359	3,935,722	3,804,114	3,475,786	3,169,131
Interest-bearing deposits	2,709,596	2,501,227	2,251,937	2,148,361	2,043,784
Borrowings	269,492	480,417	642,575	495,558	389,120
Total interest-bearing liabilities	2,979,088	2,981,644	2,894,512	2,643,919	2,432,904
Total deposits	3,178,164	2,991,657	2,709,741	2,556,982	2,390,648
Total liabilities	3,466,646	3,486,272	3,364,343	3,062,312	2,791,236
Total stockholders' equity	459,713	449,450	439,771	413,474	377,895
Tangible common equity*	302,398	294,506	289,515	279,328	261,261

Performance ratios
Return on average assets (ROAA) annualized	(0.42)%	1.00%	1.08%	0.79%	1.11%
Return on average equity (ROAE) annualized	(3.59)%	8.76%	9.31%	6.66%	9.35%
Return on average tangible common equity (ROATCE) annualized*	(4.62)%	14.17%	14.91%	10.58%	14.01%
Yield on loans annualized	5.79%	5.91%	5.73%	5.73%	5.55%
Cost of interest-bearing deposits annualized	1.61%	1.45%	1.15%	1.00%	0.94%
Cost of total deposits annualized	1.37%	1.21%	0.95%	0.84%	0.80%
Net interest margin annualized	3.49%	3.70%	3.76%	3.93%	3.91%
Efficiency ratio*	69.26%	62.40%	59.93%	58.40%	59.59%
Non-interest income / average assets	0.55%	0.55%	0.57%	0.53%	0.54%
Non-interest expense / average assets	2.64%	2.53%	2.47%	3.00%	2.51%

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PRESS RELEASE - 04/22/2019

Capital Ratios
Tier 1 Leverage Ratio	8.36%	8.60%	8.60%	9.36%	9.45%
Common Equity Tier 1 Capital Ratio	10.46%	10.95%	10.49%	11.04%	11.78%
Tier 1 Risk Based Capital Ratio	10.95%	11.45%	11.00%	11.56%	12.38%
Total Risk Based Capital Ratio	11.87%	11.86%	11.37%	11.94%	12.78%
Total stockholders' equity to total assets	11.15%	11.23%	11.28%	11.67%	12.01%
Tangible common equity to tangible assets*	7.52%	7.71%	7.62%	8.04%	8.70%
Book value per common share	$28.66	$28.87	$28.07	$27.44	$26.09
Tangible book value per common share*	$18.55	$19.08	$18.22	$18.16	$18.22
Tangible book value per diluted common share*	$18.30	$18.73	$17.86	$17.78	$17.85

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 5. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

TABLE 2. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	Quarter ended 03/31/2019			Quarter ended 03/31/2018
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate (3) (4)
Interest-earning assets
Loans (1)	$2,560,030	$36,533	5.79%	$2,122,973	$29,048	5.55%
Total securities	918,804	6,035	2.66%	699,055	4,602	2.67%
Federal funds sold and other	81,981	634	3.14%	61,932	473	3.10%
Total interest-earning assets	3,560,815	43,202	4.92%	2,883,960	34,123	4.80%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,693,227	5,667	1.36%	1,270,968	2,223	0.71%
Certificates of deposit	1,016,369	5,063	2.02%	772,816	2,495	1.31%
Total interest-bearing deposits	2,709,596	10,730	1.61%	2,043,784	4,718	0.94%
FHLB advances & LOC	197,610	1,305	2.68%	332,438	1,299	1.59%
Other borrowings	71,882	528	2.98%	56,682	319	2.28%
Total interest-bearing liabilities	2,979,088	12,563	1.71%	2,432,904	6,336	1.06%

Net interest income		$30,639			$27,787
Interest rate spread			3.21%			3.74%
Net interest margin (2)			3.49%			3.91%
(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the three months ended
	March 31, 2019 vs. 2018
	Total Increase/(Decrease)
	Volume Variance (1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$6,193	$1,292	$7,485
Total securities	1,449	(16)	1,433
Federal funds sold and other	155	6	161
Total interest-earning assets	7,797	1,282	9,079
Interest-bearing liabilities
Total interest-bearing demand and savings	916	2,528	3,444
Certificates of deposit	943	1,625	2,568
Total interest-bearing deposits	1,859	4,153	6,012
FHLB advances & LOC	(661)	667	6
Other borrowings	138	71	209
Total interest-bearing liabilities	1,336	4,891	6,227

Net interest income	$6,461	$(3,609)	$2,852

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$167,016	$192,735
Federal funds sold	437	83
Cash and cash equivalents	167,453	192,818
Interest-bearing time deposits in other banks	4,742	4,991
Available-for-sale securities	166,355	168,875
Held-to-maturity securities, fair value of $752,207 and $739,989	749,493	748,356
Loans held for sale	2,140	2,972
Loans, net of allowance for loan losses of $26,340 and $11,454	2,592,646	2,563,954
Other real estate owned, net	6,382	6,372
Premises and equipment, net	81,496	80,442
Bank-owned life insurance	73,594	73,105
Federal Reserve Bank and Federal Home Loan Bank stock	22,569	29,214
Interest receivable	16,423	17,372
Goodwill	136,432	131,712
Core deposit intangibles, net	22,296	21,725
Other	23,333	19,808
Total assets	$4,065,354	$4,061,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$483,107	$503,831
Total non-interest-bearing deposits	483,107	503,831
Savings, NOW and money market	1,737,003	1,611,710
Time	1,040,760	1,007,906
Total interest-bearing deposits	2,777,763	2,619,616
Total deposits	3,260,870	3,123,447
Federal funds purchased and retail repurchase agreements	43,433	50,068
Federal Home Loan Bank advances	264,954	384,898
Bank stock loan	8,500	15,450
Subordinated debentures	14,334	14,260
Contractual obligations	3,964	3,965
Interest payable and other liabilities	15,836	13,687
Total liabilities	3,611,891	3,605,775
Commitments and contingent liabilities
Stockholders’ equity
Common stock	173	173
Additional paid-in capital	379,931	379,085
Retained earnings	95,868	101,326
Accumulated other comprehensive loss	(2,767)	(4,867)
Employee stock loans	(87)	(121)
Treasury stock	(19,655)	(19,655)
Total stockholders’ equity	453,463	455,941
Total liabilities and stockholders’ equity	$4,065,354	$4,061,716

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

TABLE 4. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2019	2018
Interest and dividend income
Loans, including fees	$36,533	$29,048
Securities, taxable	5,082	3,723
Securities, nontaxable	953	879
Federal funds sold and other	634	473
Total interest and dividend income	43,202	34,123
Interest expense
Deposits	10,730	4,718
Federal funds purchased and retail repurchase agreements	32	23
Federal Home Loan Bank advances	1,305	1,299
Bank stock loan	162	27
Subordinated debentures	334	269
Total interest expense	12,563	6,336

Net interest income	30,639	27,787
Provision for loan losses	15,646	1,170
Net interest income after provision for loan losses	14,993	26,617
Non-interest income
Service charges and fees	1,923	1,580
Debit card income	1,738	1,253
Mortgage banking	317	313
Increase in value of bank-owned life insurance	488	652
Net gains (losses) from securities transactions	6	(8)
Other	852	461
Total non-interest income	5,324	4,251
Non-interest expense
Salaries and employee benefits	14,098	10,891
Net occupancy and equipment	1,967	1,802
Data processing	2,405	1,674
Professional fees	1,156	715
Advertising and business development	646	619
Telecommunications	585	369
FDIC insurance	278	244
Courier and postage	327	255
Free nationwide ATM cost	361	292
Amortization of core deposit intangibles	779	384
Loan expense	268	346
Other real estate owned	112	268
Merger expenses	639	531
Other	1,922	1,237
Total non-interest expense	25,543	19,627
Income (loss) before income tax	(5,226)	11,241
Provision for income taxes (benefits)	(1,153)	2,530
Net income (loss) and net income (loss) allocable to common stockholders	$(4,073)	$8,711
Basic earnings (loss) per share	$(0.26)	$0.60
Diluted earnings (loss) per share	$(0.26)	$0.58

Equity Bancshares, Inc.

PRESS RELEASE - 04/22/2019

TABLE 5. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Total stockholders' equity	$453,463	$455,941	$443,237	$433,282	$381,487
Less: goodwill	136,432	131,712	131,723	125,485	103,412
Less: core deposit intangibles, net	22,296	21,725	22,466	19,800	10,355
Less: mortgage servicing asset, net	10	11	13	14	16
Less: naming rights, net	1,206	1,217	1,228	1,239	1,249
Tangible common equity	$293,519	$301,276	$287,807	$286,744	$266,455
Common shares issued at period end	15,820,303	15,793,095	15,792,695	15,780,777	14,609,414
RSU shares vested	108	—	—	6,768	11,844
Common shares outstanding at period end	15,820,411	15,793,095	15,792,695	15,787,545	14,621,258
Diluted common shares outstanding at period end	16,036,700	16,085,729	16,118,067	16,131,096	14,923,798
Book value per common share	$28.66	$28.87	$28.07	$27.44	$26.09
Tangible book value per common share	$18.55	$19.08	$18.22	$18.16	$18.22
Tangible book value per diluted common share	$18.30	$18.73	$17.86	$17.78	$17.85

Total assets	$4,065,354	$4,061,716	$3,931,036	$3,712,185	$3,176,062
Less: goodwill	136,432	131,712	131,723	125,485	103,412
Less: core deposit intangibles, net	22,296	21,725	22,466	19,800	10,355
Less: mortgage servicing asset, net	10	11	13	14	16
Less: naming rights, net	1,206	1,217	1,228	1,239	1,249
Tangible assets	$3,905,410	$3,907,051	$3,775,606	$3,565,647	$3,061,030
Total stockholders' equity to total assets	11.15%	11.23%	11.28%	11.67%	12.01%
Tangible common equity to tangible assets	7.52%	7.71%	7.62%	8.04%	8.70%
Total average stockholders' equity	$459,713	$449,450	$439,771	$413,474	$377,895
Less: average intangible assets	157,315	154,944	150,256	134,146	116,634
Average tangible common equity	$302,398	$294,506	$289,515	$279,328	$261,261
Net income (loss) allocable to common stockholders	$(4,073)	$9,925	$10,322	$6,867	$8,711
Amortization of intangible assets	791	752	707	637	396
Less: tax effect of intangible assets amortization	166	158	148	134	83
Adjusted net income (loss) allocable to common stockholders	$(3,448)	$10,519	$10,881	$7,370	$9,024
Return on total average stockholders' equity (ROAE) annualized	(3.59)%	8.76%	9.31%	6.66%	9.35%
Return on average tangible common equity (ROATCE) annualized	(4.62)%	14.17%	14.91%	10.58%	14.01%
Non-interest expense	$25,543	$25,138	$23,647	$25,975	$19,627
Less: merger expenses	639	938	757	5,236	531
Non-interest expense, excluding merger expenses	$24,904	$24,200	$22,890	$20,739	$19,096
Net interest income	$30,639	$33,336	$32,755	$30,920	$27,787
Non-interest income	5,324	5,449	5,433	4,592	4,251
Less: net gains (losses) from securities transactions	6	5	(4)	(2)	(8)
Non-interest income, excluding gains (losses) from securities transactions	$5,318	$5,444	$5,437	$4,594	$4,259
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$35,957	$38,780	$38,192	$35,514	$32,046
Non-interest expense to net interest income plus non-interest income	71.03%	64.81%	61.92%	73.14%	61.26%
Efficiency ratio	69.26%	62.40%	59.93%	58.40%	59.59%